UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): August 23, 2007

                                Con-way Inc.
           (Exact name of registrant as specified in its charter)

            Delaware                     1-5046           94-1444798
---------------------------------   --------------------------------------
  (State or other jurisdiction         (Commission       (IRS Employer
        of incorporation)             File Number)    Identification No.)

 2855 Campus Drive, Suite 300, San Mateo, California         94403
--------------------------------------------------------------------------
      (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:  (650) 378-5200

        (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)
 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)
 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))
 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 23, 2007, Con-way Inc. (the "Company") entered into a Bridge Credit Agreement (the "Credit Agreement") with Goldman Sachs Credit Partners, L.P., which established a bridge loan facility of up to $500 million. In addition, on August 23, 2007, the Company borrowed $425 million under the Credit Agreement to fund a portion of the purchase price in its acquisition of Transportation Resources, Inc. and subsidiaries, including Contract Freighters, Inc., which closed on that date. No further borrowings are permitted under the terms of the Credit Agreement.

The principal amount of $425 million is due in full on August 21, 2008. Mandatory prepayments of principal are also required in certain circumstances, including certain issuances of debt securities or equity securities resulting in net cash proceeds of $75 million or more. Loans under the Credit Agreement bear interest at a rate based upon a base rate or eurodollar rate plus a margin dependent upon either the Company's senior debt credit ratings or a ratio of "net debt" (i.e., indebtedness net of cash, cash equivalents and certain marketable securities) to earnings before interest, taxes and depreciation/amortization. The range of the margin is from 0.300% to 0.875%. Loans outstanding under the Credit Agreement currently bear interest at 5.905%, based on a one-month eurodollar rate of 5.505% and an applicable margin of 0.400%.

The Company's obligations under the Credit Agreement are guaranteed by certain of Con-way's material domestic subsidiaries. The Credit Agreement contains two financial covenants (a leverage ratio and a fixed-charge coverage ratio) and also various restrictive covenants, including limitations on (1) the incurrence of liens, (2) consolidations, mergers and asset sales and
(3) the incurrence of additional subsidiary indebtedness.





                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                       CON-WAY INC.



                       By:     /s/ Jennifer W. Pileggi
                             --------------------------
                       Name:    Jennifer W. Pileggi
                       Title:   Senior Vice President,
                                General Counsel and Secretary


Date: August 28, 2007